DANZIGER HOCHMAN
PARTNERS LLP

June 8, 2007

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario
L5L 1X2

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement on Form 20-F (No 0-31481) of Astris Energi Inc. of our report dated May 17, 2007 relating to the consolidated financial statements for the year ended December 31, 2006 which appears in this Form 20-F.

Yours very truly,

Danziger Hochman Partners LLP

DANZIGER HOCHMAN PARTNERS LLP

DANZIGER HOCHMAN
PARTNERS LLP

June 8, 2007

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario
L5L 1X2

Dear Sirs:

We consent to the incorporation by reference in the Registration Statement on Form 20-F (No 0-31481) of Astris Energi Inc. of our report dated May 17, 2007 relating to the consolidated financial statements for the year ended December 31, 2006 which appears in this Form 20-F.

Yours very truly,

/S/ DANZIGER HOCHMAN PARTNERS LLP

DANZIGER HOCHMAN PARTNERS LLP

Chartered Accountants | Advisors
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